Exhibit 10.13

AMENDMENT NUMBER SIX TO FIRST LIEN

LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER SIX TO FIRST LIEN LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 17, 2020, and is entered into by and among MALLARD INTERMEDIATE, INC., a Delaware corporation (“Intermediate Holdco”). MALLARD BUYER CORP., a Delaware corporation (“Borrower Agent”), each other Subsidiary of Intermediate Holdco from time to time party to the Loan Agreement referenced below (together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the Lenders (as defined below) party hereto, and BANK OF THE WEST (“Bank of the West”), as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Intermediate Holdco, Borrowers, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), and the Agent are parties to that certain First Lien Loan and Security Agreement, dated as of October 14, 2016 (as amended from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have requested that Agent and the Required Lenders agree to certain amendments to the Loan Agreement as specified here; and

WHEREAS, Agent and Amendment Lenders have agreed to Borrowers request, and the Required Lenders have agreed to the increase in the Applicable Margin with respect to Term Loan One and the Capital Expenditure Loans, subject to the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.

2. AMENDMENTS. The Loan Agreement is amended as follows:

2.1. The definition of “Adjusted Base Rate” set forth in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

Adjusted Base Rate: for any day, a rate per annum equal to the greatest of (a) the Bank of the West Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, or (c) the one-month LIBOR Index (adjusted for reserves) on such date (or, if such date is not a Business Day, the immediately preceding Business Day) plus 1%; provided that at no time shall the Adjusted Base Rate, when used to calculate interest rates, be less than 0.00% per annum. Any change in the Adjusted Base Rate due to a change in the Prime Rate, or the Federal Funds Rate, or the one- month LIBOR rate shall be effective from and including the effective date of such change in the Prime Rate or, the Federal Funds Rate or the LIBOR rate, respectively.

2.2. The chart included in the definition of “Applicable Margin” set forth in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

Level	Average Availability		Revolver Loans		Letter of Credit Fee for Revolver Loans	Term Loan One		Term Loan Two		Capital Expenditure Loans
			LIBOR	Adjusted Base Rate		LIBOR	Adjusted Base Rate	LIBOR	Adjusted Base Rate	LIBOR	Adjusted Base Rate
I	< 33%		1.75%	0.75%	1.75%	1.90%	0.90%	1.625%	0.625%	1.90%	0.90%
II	> 33 and < 66	% %	1.50%	0.50%	1.50%	1.90%	0.90%	1.625%	0.625%	1.90%	0.90%
III	> 66%		1.25%	0.25%	1.25%	1.90%	0.90%	1.625%	0.625%	1.90%	0.90%

2.3. The definition of “Capital Expenditure Loan Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

Capital Expenditure Loan Maturity Date: August 1, 2023.

2.4. The definition of “Term Loan One Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

Term Loan One Maturity Date: August 1, 2023.

2.5. The following new Section 1.7 is hereby added to the Loan Agreement in the appropriate numerical place:

1.7 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

2.6. Schedule 1.1 to the Loan Agreement is hereby deleted and replaced with Schedule 1.1 attached hereto.

2.7. Amendments that address European Bail-in Rules:

A. The following definitions are added to Section 1.1 in the appropriate alphabetical order:

Affected financial Institution: (a) any EEA financial Institution or (b) any UK Financial Institution.

Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

UK Financial Institution: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

B. The following definitions set forth in Section 1.1 are hereby amended to read in full as follows:

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Affected Financial Institution.

Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

C. A new Section 14.17 is added to the Loan Agreement as follows:

14.17 Acknowledgement and Consent to Bail-In of EEA Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability3 in connection with the exercise of the write-down and conversion powers of any EEA the applicable Resolution Authority.

3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent:

3.1. Agent shall have received counterparts to this Amendment, duly executed by the Agent, the Borrowers, Guarantors, the Lenders, as applicable.

3.2. A fee letter in connection with this Amendment, in form and substance acceptable to Agent, shall have been duly executed and delivered to Agent.

3.3. The Agent shall have received such other documents as the Agent or the Required Lenders (through the Agent) may reasonably request.

4. REPRESENTATIONS AND WARRANTIES. Intermediate Holdco and each of the Borrowers hereby affirm to Agent and the Lenders:

4.1. All of Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by materiality) as of the date hereof (except for any representations and warranties that expressly relate to an earlier date).

4.2. No Default or Event of Default exists or would arise after giving effect to this Amendment.

5. LIMITED EFFECT: REAFFIRMATION. Except for the specific amendments contained in this Amendment, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Each Loan Party hereby ratifies the Loan Agreement and each of the Loan Documents to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations. Without limiting the generality of the foregoing, the Guarantor hereby acknowledges and agrees to the terms and conditions of this Amendment and acknowledges and reaffirms its obligations owing to Agent under the First Lien Continuing Guaranty (as amended, restated, supplemented or modified from time to time, the “Guaranty”), and agrees that the Guaranty is and shall remain in full force and effect with respect to the Obligations under the Loan Agreement and the other Loan Documents, as amended and supplemented by this Amendment.

6. GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).

7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

INTERMEDIATE HOLDCO:

MALLARD INTERMEDIATE, INC.

By:	/s/ Alex Ryan

Name: Alex Ryan
Title: President and Chief Executive Officer

BORROWERS:

MALLARD BUYER CORP.
HERITAGE WINE, LLC
CANVASBACK WINE, LLC
WATERFOWL WINE, LLC
HERITAGE VINEYARD, LLC
DUCKHORN WINE COMPANY
KB WINES,CORPORATION
KB WINES’, LLC
DOMAINE, M.B., LLC
CHENOWETH GRAHAM LLC

By:	/s/ Alex Ryan

Name: Alex Ryan
Title: President and Chief Executive Officer

[Signature Page to Amendment Number Five to First Lien Loan and Security Agreement]

[Lender signature pages intentionally omitted]

[Signature Page to Amendment Number Five to First Lien Loan and Security Agreement]